                             MASTER LEASE AGREEMENT


           THIS MASTER LEASE AGREEMENT, dated as of September 23, 1998 ("Agreement"), between General Electric Capital Corporation with an office at 44 Old Ridgebury Road, Danbury, CT 06810 (hereinafter called, together with its successors and assigns, if any, "Lessor"), and Courier Kendallville, Inc., a corporation organized and existing under the laws of the State of Indiana with its mailing address and chief place of business at 2500 Marion Drive, Kendallville, Indiana 46755 (hereinafter called "Lessee").

                                   WITNESSETH:

           I.         LEASING:

           (a) Subject to the terms and conditions set forth below, Lessor agrees to lease to Lessee, and Lessee agrees to lease from Lessor, the equipment ("Equipment") described in Annex A to any schedule hereto ("Schedule"). Terms defined in a Schedule and not otherwise defined herein shall have the meanings ascribed to them in such Schedule.

           (b) The obligation of Lessor to purchase Equipment from the manufacturer or supplier thereof ("Supplier") and to lease the same to Lessee under any Schedule shall be subject to receipt by Lessor, prior to the Lease Commencement Date (with respect to such Equipment), of each of the following documents in form and substance satisfactory to Lessor: (i) a Schedule relating to the Equipment then to be leased hereunder, (ii) a Purchase Order Assignment and Consent in the form of Annex B to the applicable Schedule, unless Lessor shall have delivered its purchase order for such Equipment, (iii) evidence of insurance which complies with the requirements of Section X, and (iv) such other documents as Lessor may reasonably request. As a further condition to such obligations of Lessor, Lessee shall, upon delivery of such Equipment (but not later than the Last Delivery Date specified in the applicable Schedule) execute and deliver to Lessor a Certificate of Acceptance (in the form of Annex C to the applicable Schedule) covering such Equipment, and deliver to Lessor a bill of sale therefor (in form and substance satisfactory to Lessor). Lessor hereby appoints Lessee its agent for inspection and acceptance of the Equipment from the Supplier. Upon execution by Lessee of any Certificate of Acceptance, the Equipment described thereon shall be deemed to have been delivered to, and irrevocably accepted by, Lessee for lease hereunder.

           II.        TERM, RENT AND PAYMENT:

           (a) The rent payable hereunder and Lessee's right to use the Equipment shall commence on the date of execution by Lessee of the Certificate of Acceptance for such Equipment ("Lease Commencement Date"). The term of this Agreement shall be the period specified in the applicable Schedule. If any term is extended, the word "term" shall be deemed to refer to all extended terms, and all provisions of this Agreement shall apply during any extended terms, except as may be otherwise specifically provided in writing.

           (b) Rent shall be paid to Lessor at its address stated above, except as otherwise directed by Lessor. Payments of rent shall be in the amount set forth in, and due in accordance with, the provisions of the applicable Schedule. Rent shall consist of principal and interest components as provided in the principal and interest amortization table attached to each schedule. If one or more Advance Rentals are payable, such Advance Rental shall be (i) set forth on the applicable Schedule, (ii) due upon acceptance by Lessor of such Schedule, and (iii) when received by Lessor, applied to the first rent payment and the balance, if any, to the final rental payment(s) under such Schedule. In no event shall any Advance Rental or any other rent payments be refunded to Lessee. If rent is not paid within ten days of its due date, Lessee agrees to pay a late charge of three cents (3(cent)) per dollar on, and in addition to, the amount of such rent but not exceeding the lawful maximum, if any.

           III.       Intentionally Deleted.

           IV. TAXES: , Except as provided in Section XIV, Lessee shall have no liability for taxes imposed by the United States of America or any State or political subdivision thereof which are on or measured by the net income of Lessor. Lessee shall report (to the extent that it is legally permissible) and pay promptly all other taxes, fees and assessments due, imposed, assessed or levied against any Equipment (or the purchase, ownership, delivery, leasing, possession, use or operation thereof), this Agreement (or any rentals or receipts hereunder), or any Schedule, by any foreign, federal, state or local government or taxing authority during or related to the term of this Agreement, including, without limitation, all license and registration fees, and all sales, use, personal property, excise, gross receipts, franchise, stamp or other taxes, imposts, duties and charges, together with any penalties, fines or interest thereon (all hereinafter called "Taxes"). Lessee shall (i) reimburse Lessor upon receipt of written request for reimbursement for any Taxes charged to or assessed against Lessor, (ii) on written request of Lessor, submit to Lessor written evidence of Lessee's payment of Taxes, and (iii ) upon written request of Lessor send a copy thereof to Lessor.

           V.         REPORTS:

           (a) Lessee will notify Lessor in writing, within ten days after any tax or other lien shall attach to any Equipment, of the full particulars thereof and of the location of such Equipment on the date of such notification.

           (b) Lessee will within 120 days of the close of each fiscal year of Lessee, deliver to Lessor, Courier Corporation's consolidated balance sheet and consolidated profit and loss statement, certified by a recognized firm of certified public accountants. Upon request Lessee will deliver to Lessor quarterly, within


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90 days of the close of each fiscal quarter of Lessee, in reasonable detail, copies of Courier Corporation's quarterly financial report certified by the chief financial officer of Lessee.

           (c) Lessee will permit Lessor to inspect any Equipment during normal business hours.

           (d) Lessee will keep the Equipment at the Equipment Location (specified in the applicable Schedule) and will promptly notify Lessor of any relocation of Equipment. Upon the written request of Lessor, Lessee will notify Lessor forthwith in writing of the location of any Equipment as of the date of such notification.

           (e) Lessee will promptly and fully report to Lessor in writing if any Equipment is lost or damaged (where the estimated repair costs would exceed 10% of its then fair market value), or is otherwise involved in an accident causing personal injury or property damage.

           (f) Within 60 days after any request by Lessor, Lessee will furnish a certificate of an authorized officer of Lessee stating that he or she has reviewed the activities of Lessee and that, to the best of his or her knowledge, there exists no default (as described in Section XII) or event which with notice or lapse of time (or both) would become such a default.

           VI.        DELIVERY, USE AND OPERATION:

           (a) All Equipment shall be shipped directly from the Supplier to Lessee.

           (b) Lessee agrees that the Equipment will be used by Lessee solely in the conduct of its business and in a manner complying with all applicable federal, state, and local laws and regulations.

           (c) LESSEE SHALL NOT ASSIGN, MORTGAGE, SUBLET OR HYPOTHECATE ANY EQUIPMENT, OR THE INTEREST OF LESSEE HEREUNDER , NOR SHALL LESSEE REMOVE ANY EQUIPMENT FROM THE CONTINENTAL UNITED STATES, WITHOUT THE PRIOR WRITTEN CONSENT OF THE LESSOR.

           (d) Lessee will keep the Equipment free and clear of all liens and encumbrances other than those which result from acts of Lessor.

           VII.  SERVICE:

           (a) Lessee will, at its sole expense, maintain each unit of Equipment in good operating order, repair, condition and appearance in accordance with manufacturer's recommendations, normal wear and tear excepted.

           (b) Lessee will not, without the prior consent of Lessor, affix or install any accessory, equipment or device on any Equipment if such addition will impair the originally intended function or use of such Equipment. All additions, repairs, parts, supplies, accessories, equipment, and devices furnished, attached or affixed to any Equipment which are not readily removable shall be made only in compliance with applicable law, including Internal Revenue Service guidelines, and shall become the property of Lessor. Lessee will not, without the prior written consent of Lessor and subject to such conditions as Lessor may impose for its protection, affix or install any Equipment to or in any other personal or real property (such consent will be implied for on equipment for which a Landlord Mortgagee waiver (in form acceptable to Lessor) has been obtained.

           (c) Any alterations or modifications to the Equipment that may, at any time during the term of this Agreement, be required to comply with any applicable law, rule or regulation shall be made at the expense of Lessee.

           VIII. STIPULATED LOSS VALUE: Lessee shall promptly and fully notify Lessor in writing if any unit of Equipment shall be or become worn out, lost, stolen, destroyed, irreparably damaged in the reasonable determination of Lessee, or permanently rendered unfit for use from any cause whatsoever (such occurrences being hereinafter called "Casualty Occurrences"). On the rental payment date next succeeding a Casualty Occurrence (the "Payment Date"), Lessee shall pay Lessor the sum of (x) the Stipulated Loss Value of such unit calculated as of the rental next preceding such Casualty Occurrence ("Calculation Date"); and (y) all rental and other amounts which are due hereunder as of the Payment Date. Upon payment of all sums due hereunder, the term of this lease as to such unit shall terminate and (except in the case of the loss, theft or complete destruction of such unit) Lessor shall be entitled to recover possession of such unit.

           IX. LOSS OR DAMAGE: Lessee hereby assumes and shall bear the entire risk of any loss, theft, damage to, or destruction of, any unit of Equipment from any cause whatsoever.

           X. INSURANCE: Lessee agrees, at its own expense, to keep all Equipment insured for such amounts and against such hazards as Lessor may require, including, but not limited to, insurance for damage to or loss of such Equipment and liability coverage for personal injuries, death or property damage, with Lessor named as additional insured and with a loss payable clause in favor of Lessor, as its interest may appear, irrespective of any breach of warranty or other act or omission of Lessee. All such policies shall be with companies, and on term reasonably satisfactory to Lessor. Upon written request by Lessor Lessee agrees to deliver to Lessor evidence of insurance satisfactory to Lessor . No insurance shall be subject to any co-insurance clause. Lessee hereby appoints Lessor as Lessee's attorney in



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fact to make proof of loss and claim for insurance, and to make adjustments with insurers and to receive payment of and execute or endorse all documents, checks or drafts in connection with payments made as a result of such insurance policies, provided however, that Lessor agrees not to exercise its powers pursuant to such appointment unless and until Lessee is in default under this Agreement. Any expense of Lessor in adjusting or collecting insurance shall be borne by Lessee. Lessee will not make adjustments with insurers except (i) with respect to claims for damage to any unit of Equipment where the repair costs do not exceed 40% of such unit's fair market value, or (ii) with Lessor's written consent. Said policies shall provide that the insurance may not be altered or cancelled by the insurer until after thirty (30) days written notice to Lessor. Lessor may, at its option, apply proceeds of insurance to which it is entitled, in whole or in part, to (i) repair or replace Equipment or any portion thereof, or (ii) satisfy any obligation of Lessee to Lessor hereunder.

           XI.        RETURN OF EQUIPMENT:

           (a) Upon any expiration or termination of this Agreement or any Schedule, Lessee shall promptly, at its own cost and expense: (i) perform any testing and repairs required to place the affected units of Equipment in the same condition and appearance as when received by Lessee (reasonable wear and tear excepted) and in good working order for their originally intended purpose;
(ii) if deinstallation, disassembly or crating is required, cause such units to be deinstalled, disassembled and crated by an authorized manufacturer's representative or such other service person as is satisfactory to Lessor; and
(iii) return such units to a location within a 750 mile radius of the Equipmejnt location as Lessor shall direct.

           (b) Until Lessee has fully complied with the requirements of Section XI(a) above, Lessee's rent payment obligation and all other obligations under this Agreement shall continue from month to month notwithstanding any expiration or termination of the lease term. Lessor may terminate such continued leasehold interest upon ten (10) day's notice to Lessee.

           XII.       DEFAULT:

           (a) Lessor may in writing declare this Agreement in default if:
Lessee breaches its obligation to pay rent or any other sum when due and fails to cure the breach within fifteen (15) days; Lessee breaches any of its insurance obligations under Section X; Lessee breaches any of its other obligations and fails to cure that breach within thirty (30) days after written notice thereof; any representation or warranty made by Lessee in connection with this Agreement shall be false or misleading in any material respect; Lessee becomes insolvent or ceases to do business as a going concern; any Equipment is illegally used; or a petition is filed by Lessee under any bankruptcy or insolvency laws, or a petition is filed against Lessee or any guarantor of Lessee's obligations to Lessor under any bankruptcy or insolvency laws and such petition is not dismissed within 45 days thereafter. Such declaration shall apply to all Schedules except as specifically excepted by Lessor.

           (b) After default, at the request of Lessor, Lessee shall comply with the provisions of Section XI(a). Lessee hereby authorizes Lessor to enter, with or without legal process, any premises where any Equipment is believed to be and take possession thereof. Lessee shall, without further demand, forthwith pay to Lessor (i) as liquidated damages for loss of a bargain and not as a penalty, the Stipulated Loss Value of the Equipment (calculated as of the rental payment date next preceding the declaration of default), and (ii) all rentals and other sums then due and payable hereunder. Lessor may, but shall not be required to, sell Equipment at private or public sale, in bulk or in parcels, with or without notice, and without having the Equipment present at the place of sale; or Lessor may, but shall not be required to, lease, otherwise dispose of or keep idle all or part of the Equipment; and Lessor may use Lessee's premises for any or all of the foregoing without liability for rent, costs, damages or otherwise for 360 days after the date of the written defualt notice. The proceeds of sale, lease or other disposition, if any, shall be applied in the following order of priorities: (1) to pay all of Lessor's costs, charges and expenses incurred in taking, removing, holding, repairing and selling, leasing or otherwise disposing of Equipment; then, (2) to the extent not previously paid by Lessee, to pay Lessor all sums due and payable from Lessee hereunder; then (3) to reimburse to Lessee any sums previously paid by Lessee as liquidated damages; and (4) any surplus shall be retained by Lessor. Lessee shall pay any deficiency in (1) and
(2) forthwith.

           (c) The foregoing remedies are cumulative, and any or all thereof may be exercised in lieu of or in addition to each other or any remedies at law, in equity, or under statute. Lessee waives notice of sale or other disposition (and the time and place thereof), and the manner and place of any advertising. Lessee shall pay reasonable attorney's fees and the Stipulated Loss Value due upon default, or if prohibited by law, such lesser sum as may be permitted. Waiver of any default shall not be a waiver of any other or subsequent default.

           (d) Any default under the terms of this or any other agreement between Lessor and Lessee may be declared by Lessor a default under this and any such other agreement.

           XIII. ASSIGNMENT: Lessor may assign this Agreement or any Schedule. Lessee hereby waives and agrees not to assert against any such assignee any defense, set-off, recoupment claim or counterclaim which Lessee has or may at any time have against Lessor for any reason whatsoever.

           XIV. NET LEASE; NO SET-OFF, ETC: This Agreement is a net lease. Lessee's obligation to pay rent and other amounts due hereunder shall be absolute and unconditional. Lessee shall not be entitled to any abatement or reductions of, or set-offs against, said rent or other amounts, including, without limitation, those arising or allegedly arising out of claims (present or future, alleged or actual, and including claims arising out of strict tort or negligence of Lessor) of Lessee against Lessor under this Agreement or otherwise. Nor shall this Agreement terminate or the obligations of Lessee be affected by reason of any defect in or damage to, or loss of possession, use or destruction of, any Equipment from whatsoever cause. It is the intention of the parties that rents and other amounts due hereunder shall continue to be payable in all events in the manner and at the times set forth herein unless the obligation to do so shall have been terminated pursuant to the express terms hereof.



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           XV.        INDEMNIFICATION:

           (a) Lessee hereby agrees to indemnify, save and keep harmless Lessor, its agents, employees, successors and assigns from and against any and all losses, damages, penalties, injuries, claims, actions and suits, including legal expenses, of whatsoever kind and nature, in contract or tort, whether caused by the active or passive negligence of Lessor or otherwise, (including, but not limited to, Lessor's strict liability in tort),to the extent but only to the extent arising out of (i) the selection, manufacture, purchase, acceptance or rejection of Equipment, the ownership of Equipment during the term of this Agreement, and the delivery, lease, possession, maintenance, uses, condition, return or operation of Equipment (including, without limitation, latent and other defects, whether or not discoverable by Lessor or Lessee and any claim for patent, trademark or copyright infringement) or (ii) the condition of Equipment sold or disposed of after use by Lessee, any sublessee or employees of Lessee. Lessee shall, upon request, defend any actions based on, or arising out of, any of the foregoing.

           (b) All of Lessor's rights, privileges and indemnities contained in this Section XV shall survive the expiration or other termination of this Agreement and the rights, privileges and indemnities contained herein are expressly made for the benefit of, and shall be enforceable by Lessor, its successors and assigns.

     XVI. DISCLAIMER: LESSEE ACKNOWLEDGES THAT IT HAS SELECTED THE EQUIPMENT WITHOUT ANY ASSISTANCE FROM LESSOR, ITS AGENTS OR EMPLOYEES. LESSOR DOES NOT MAKE, HAS NOT MADE, NOR SHALL BE DEEMED TO MAKE OR HAVE MADE, ANY WARRANTY OR REPRESENTATION, EITHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE EQUIPMENT LEASED HEREUNDER OR ANY COMPONENT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY AS TO DESIGN, COMPLIANCE WITH SPECIFICATIONS, QUALITY OF MATERIALS OR WORKMANSHIP, MERCHANTABILITY, FITNESS FOR ANY PURPOSE, USE OR OPERATION, SAFETY, PATENT, TRADEMARK OR COPYRIGHT INFRINGEMENT, OR TITLE. All such risks, as between Lessor and Lessee, are to be borne by Lessee. Without limiting the foregoing, Lessor shall have no responsibility or liability to Lessee or any other person with respect to any of the following, regardless of any negligence of Lessor (i) any liability, loss or damage caused or alleged to be caused directly or indirectly by any Equipment, any inadequacy thereof, any deficiency or defect (latent or otherwise) therein, or any other circumstance in connection therewith; (ii) the use, operation or performance of any Equipment or any risks relating thereto; (iii) any interruption of service, loss of business or anticipated profits or consequential damages; or (iv) the delivery, operation, servicing, maintenance, repair, improvement or replacement of any Equipment. If, and so long as, no default exists under this Lease, Lessee shall be, and hereby is, authorized during the term of this Lease to assert and enforce, at Lessee's sole cost and expense, from time to time, in the name of and for the account of Lessor and/or Lessee, as their interests may appear, whatever claims and rights Lessor may have against any Supplier of the Equipment.

           XVII. REPRESENTATIONS AND WARRANTIES OF LESSEE: Lessee hereby represents and warrants to Lessor that on the date hereof and on the date of execution of each Schedule:

           (a) Lessee has adequate power and capacity to enter into, and perform under, this Agreement and all related documents (together, the "Documents") and is duly qualified to do business wherever necessary to carry on its present business and operations, including the jurisdiction(s) where the Equipment is or is to be located.

           (b) The Documents have been duly authorized, executed and delivered by Lessee and constitute valid, legal and binding agreements, enforceable in accordance with their terms, except to the extent that the enforcement of remedies therein provided may be limited under applicable bankruptcy and insolvency laws.

           (c) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into or performance by Lessee of the Documents except such as have already been obtained.

           (d) The entry into and performance by Lessee of the Documents will not: (i) violate any judgment, order, law or regulation applicable to Lessee or any provision of Lessee's Certificate of Incorporation or By-Laws; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any Equipment pursuant to any indenture, mortgage, deed of trust, bank loan or credit agreement or other instrument (other than this Agreement) to which Lessee is a party.

           (e) There are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Lessee, which will have a material adverse effect on the ability of Lessee to fulfill its obligations under this Agreement.

           (f) The Equipment accepted under any Certificate of Acceptance is and will remain tangible personal property.

           (g) Each consolidated Balance Sheet and consolidated Statement of Income of Courier Corporation delivered to Lessor has been prepared in accordance with generally accepted accounting principles, and since the date of the most recent such consolidated Balance Sheet and consolidated Statement of Income, there has been no material adverse change.

           (h) Lessee is and will be at all times validly existing and in good standing under the laws of the State of its incorporation (specified in the first sentence of this Agreement).



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           (i) The Equipment will at all times be used for commercial or business purposes.

           XVIII.      EARLY TERMINATION

           (a) On or after the First Termination Date (specified in the applicable Schedule), Lessee may, so long as no default exists hereunder, terminate this Agreement as to all (but not less than all) of the Equipment on such Schedule as of a rent payment date ("Termination Date") upon at least 90 day's prior written notice to Lessor.

           (b) Lessee shall, and Lessor may, solicit cash bids for the Equipment on an AS IS, WHERE IS BASIS without recourse to or warranty from Lessor, express or implied ("AS IS BASIS"). Prior to the Termination Date, Lessee shall(i) certify to Lessor any bids received by Lessee and (ii) pay to Lessor (A) the Termination Value (calculated asof the Termination Date) for the Equipment, and
(B) all rent and other sums due and unpaid as of the TerminationDate.

           (c) Provided that all amounts due hereunder have been paid on the Termination Date, Lessor shall (i) sell the Equipment on an AS IS BASIS for cash to the highest bidder and (ii) refund the proceeds of such sale (net of any related expenses) to Lessee up to the amount of the Termination Value. If such sale is not consummated, no termination shall occur and Lessor shall refund the Termination Value (less any expenses incurred by Lessor) to Lessee.

           (d) Notwithstanding the foregoing, Lessor may elect by written notice, at any time prior to the Termination Date, not to sell the Equipment. In that event, on the Termination Date Lessee shall (i) return the Equipment (in accordance with Section XI) and (ii) pay to Lessor all amounts required under
Section XVIII(b) less the amount of the highest bid certified by Lessee to Lessor.



           XIX.  OWNERSHIP FOR TAX PURPOSES, GRANT OF SECURITY INTEREST:

         (a) For income tax purposes, the parties hereto agree that it is their mutual intention that Lessee shall be considered the owner of the Equipment. Accordingly, Lessor agrees (i) to treat Lessee as the owner of the Equipment on its federal income tax return, (ii) not to take actions or positions inconsistent with such treatment on or with respect to its federal income tax return, and (iii) not to claim any tax benefits available to an owner of the Equipment on or with respect to its federal income tax return. The foregoing undertakings by Lessor shall not be violated by Lessor's taking a tax position inconsistent with the foregoing sentence to the extent such position is required by law or is taken through inadvertence so long as such inadvertent tax position is reversed by Lessor promptly upon its discovery. Lessor shall in no event be liable to Lessee if Lessee fails to secure anyof the tax benefits available to the owner of the Equipment.

           (b) Lessor and Lessee hereby agree that the transaction contemplated herein is intended as a lease; PROVIDED HOWEVER that, if it is determined for other reasons that the lease so intended creates a security interest, Lessee shall have been deemed to grant, effective as of each Lease Commencement Date, and hereby grants, to Lessor the following:

          (i)To secure the prompt payment and performance, as and when due, of all obligations and indebtedness of Lessee, now existing or hereafter created, to Lessor pursuant to this Agreement or otherwise, Lessee hereby grants to Lessor a first priority security interest in the Equipment and all accessions, substitutions and replacements thereto and therefor, and proceeds (cash and non-cash, including without limitation insurance proceeds) thereof. In furtherance of the foregoing, Lessee shall (A) execute and deliver to Lessor, to be recorded at Lessee's expense, Uniform Commercial Code financing statements, statements of amendment and statements of continuation as reasonably may be required by Lessor to perfect and maintain perfected the first priority security interest granted by Lessee herein and (B) execute and deliver, to be recorded at Lessee's expense, any such forms and documents as reasonably may be required by Lessor to evidence Lessor's title to and security interest in any item of Equipment which is covered by a certificate of title issued under a statute of any applicable jurisdiction.



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


          (iii)Lessee also grants to Lessor a security interest in all accounts, as such term is defined in the Uniform Commercial Code of any applicable jurisdiction, now owned by Lessee or hereafter acquired or owned by Lessee that might arise or result from any lease or other disposition of any of the Equipment, including, but not limited to, any right of Lessee to payment for Equipment sold or leased or for services rendered whether or not evidenced by an instrument or chattel paper, and whether or not such right has been earned by performance.

          (iv)To the extent that this Lease and/or any Equipment Schedule would constitute chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest herein or therein may be created through the transfer or possession of this Lease in and of itself without the transfer or possession of the original of an Equipment Schedule executed pursuant to this Lease and incorporating this Lease by reference; and no security interest in this Lease and an Equipment Schedule may be created by the transfer or possession of any counterpart of the Equipment Schedule other than the original thereof, which shall be identified as the document marked "Original" and all other counterparts shall be marked "Duplicate" or "Copy".

          (v)It is the intention of the parties hereto to comply with any applicable usury laws to the extent that any Schedule is determined to be subject to such laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in any Schedule or this Lease, in no event shall any Schedule require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under any Schedule or this Lease, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under any Schedule or this Lease shall exceed the maximum amount of interest permitted by applicable law, then in such event (A) the provisions of this paragraph shall govern and control, (B) neither Lessee nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (C) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Lessee, at the option of the Lessor, and (D) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that , without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under any Schedule or this Lease which are made for the purpose of determining whether such rate exceed the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the Lease, all interest at any time contracted for, charged or received from Lessee or otherwise by Lessor during such term; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for Lessor to receive a greater interest per annum rate than is presently allowed, the Lessee agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

              XX. END OF LEASE OPTIONS. Lessee shall have the end of Lease term options specifically set forth in each applicable Schedule.

           XXI.   MISCELLANEOUS:

           (a) Any cancellation or termination by Lessor, pursuant to the provisions of this Agreement, any Schedule, supplement or amendment hereto, or the lease of any Equipment hereunder, shall not release Lessee from any then outstanding obligations to Lessor hereunder. Except as provided in Section XIX, all Equipment shall at all times remain personal property of Lessor regardless of the degree of its annexation to any real property and shall not by reason of any installation in, or affixation to, real or personal property become a part thereof.

           (b) Time is of the essence of this Agreement. Lessor's failure at any time to require strict performance by Lessee of any of the provisions hereof shall not waive or diminish Lessor's right thereafter to demand strict compliance therewith. Lessee agrees, upon Lessor's request, to execute any instrument necessary or expedient for filing, recording or perfecting the interest of Lessor. All notices required to be given hereunder shall be deemed adequately given if in writing and sent by overnight mail, registered or certified mail, postage prepaid, to the addressee at its address stated herein, or at such other place as such addressee may have designated in writing. This Agreement and any Schedule and Annexes thereto constitute the entire agreement of the parties with respect to the subject matter hereof. NO VARIATION OR MODIFICATION OF THIS AGREEMENT OR ANY WAIVER OF ANY OF ITS PROVISIONS OR CONDITIONS, SHALL BE VALID UNLESS IN WRITING AND SIGNED BY AN AUTHORIZED REPRESENTATIVE OF EACH OF THE PARTIES HERETO.

           (c) In case of a failure of Lessee to comply with any provision of this Agreement, Lessor shall have the right, but shall not be obligated to, effect such compliance, in whole or in part; and all moneys spent and expenses and obligations incurred or assumed by Lessor in effecting such compliance shall constitute additional rent due to Lessor within five days after the date Lessor sends written notice to Lessee requesting payment. Lessor's effecting such compliance shall not be a waiver of Lessee's default.

         (d) Lessor agrees that Lessee shall quietly possess and use the Equipment subject to and in accordance with the provisions of this Agreement. As long as there has been no default hereunder, neither Lessor, nor any party claiming under or through Lessor, shall interfere with Lessee's right of quiet possession and use of the Equipment.

           (e) Any rent or other amount not paid to Lessor when due hereunder shall bear interest, both before and after any judgment or termination hereof, at the lesser of fifteen percent (15% ) per annum or the maximum rate allowed by law. Any provisions in this Agreement and any Schedule which are in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

           (f) LESSEE HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS LEASE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN LESSEE AND LESSOR RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN LESSEE AND LESSOR. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS WITH RESPECT TO THE FOREGOING MATTERS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS LEASE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS LEASE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY COURT.



           IN WITNESS WHEREOF, Lessee and Lessor have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.






LESSOR: General Electric Capital          LESSEE: Courier Kendallville, Inc.
        Corporation

By:  /s/ Patrick J. Cooney                By:  /s/ Lee E. Cochrane
   -----------------------------             -----------------------------------

Title: Senior Risk Analyst                Title: Asst. Treasurer
      --------------------------                --------------------------------

                               EQUIPMENT SCHEDULE
                                 SCHEDULE NO. 1
                         DATED THIS September 23, 1998
                            TO MASTER LEASE AGREEMENT
                        DATED AS OF September 23, 1998


 Lessor & Mailing Address:                        Lessee & Mailing Address:

 General Electric Capital Corporation             Courier Kendallville, Inc.
 44 Old Ridgebury Road                            2500 Marion Drive
 Danbury, CT  06810                               Kendallville, IN 46755



 Capitalized terms not defined herein shall have the meanings assigned to them in the Master Lease Agreement identified above ("Agreement"; said Agreement and this Schedule being collectively referred to as "Lease").

 A.    Equipment

       Pursuant to the terms of the Lease, Lessor agrees to acquire and lease to Lessee the Equipment listed on Annex A attached hereto and made a part hereof.

 B.    Financial Terms

        1.  Advance Rent (if any):  Not Applicable.
        2.  Capitalized Lessor's Cost:  $ 4,378,156.92.
        3.  Interest Rate: 6.21% during the Basic Term and any Renewal Term.
        4.  [Omitted].
        5.  Basic Term (No. of Months):  Eighty-Four (84) months.
        6.  Basic Term Commencement Date:  9-23-98.
        7.  Equipment Location:  2500 Marion Drive, Kendallville, Indiana 46755.
        8.  Lessee Federal Tax ID No.: 35-1804679.
        9.  Supplier:  See Annex A.
       10.  Last Delivery Date:  9-23-98.
       11   Lessee agrees and acknowledges that the Capitalized Lessor's Cost of the Equipment as stated on the Schedule is equal to the fair market value of the Equipment on the date hereof.
       12   Renewal Terms:   One (1) consecutive Thirty Six (36) month term.
       13   Maximum Lease Term:  ten (10) years.
       14   Stipulated Loss Values:  See Annex D.
       15   First Termination Date: Any time after the Basic Term Commencement
             Date

C.     [Omitted]


D.     Term and Rent

       1. Interim Rent. For the period from and including the Lease Commencement Date to the Basic Term Commencement Date ("Interim Period"), interest shall accrue at the Interest Rate set forth above on the Capitalized Lessor's Cost of the Equipment, which amount shall be capitalized and added to the Capitalized Lessor's Cost on the Basic Term Commencement Date.

       2. Basic Term Rent and Renewal Term Rent. Commencing on October 23, 1998 and on the same day of each month thereafter (each, a "Rent Payment Date") (a) during the Basic Term, Lessee shall pay as rent ("Basic Term Rent"), and (b) during any Renewal Term, Lessee shall pay as rent ("Renewal Term Rent"), monthly installments in arrears, calculated to amortize the Capitalized Lessor's Cost of the Equipment over the Term, together with lessor's return on its investment, each installment in the principal amount specified on the attached Amortization Schedule together with Interest on the Unamortized Principal Balance specified on the attached Amortization Schedule as of the preceding Rent Payment Date at the Interest Rate for the Interest Period following such immediately preceding Rent Payment Date. Interest shall be calculated on the basis of a 360 day year for the actual number of days elapsed. As used herein "Interest period" shall mean the period beginning on the Lease Commencement date and ending on the next Rent Payment date , and each subsequent monthly period..

       3. Adjustment to Capitalized Lessor's Cost. Lessee hereby irrevocably authorizes Lessor to adjust the Capitalized Lessor's Cost up or down by no more than ten percent (10%) to account for equipment change orders, equipment returns, invoicing errors, and similar matters. Lessee acknowledges and agrees that the Rent shall be adjusted as a result of such change in the Capitalized Lessor's Cost (pursuant to paragraphs 1 and 2 above). Lessor shall send Lessee a written notice stating the final Capitalized Lessor's Cost, if different from that disclosed on this Schedule.

 E.    Insurance

       1.    Public Liability:  $1,000,000 total liability per occurrence.

       2. Casualty and Property Damage: An amount equal to the higher of the Stipulated Loss Value or the full replacement cost of the Equipment.

 Except as expressly modified hereby, all terms and provisions of the Agreement shall remain in full force and effect. This Schedule is not binding or effective with respect to the Agreement or Equipment until executed on behalf of Lessor and Lessee by authorized representatives of Lessor and Lessee, respectively.

 F.    Fixed Purchase Price and Residual Risk Amount


       End of Month    Fixed Purchase Price     Residual Risk Amount
       ------------    --------------------     --------------------
         84                 41.735%                 16.35%


 The above amounts are expressed as a percent of the Capitalized Lessor's Cost of the Equipment.


 For the purposes of this Schedule only, the following section is incorporated by reference into the Lease.

XX.             END OF LEASE OPTIONS:

           (a) Return. So long as Lessee has not exercised its option to terminate a Schedule pursuant to Section XVIII hereof, Lessee shall have the option, upon the scheduled expiration of the Basic Term of the Schedule, to return all (but not less than all) of the Equipment described on such Schedule, in accordance with the terms hereof, to Lessor upon the following terms and conditions. If Lessee desires to exercise this option it shall (i) pay to Lessor on the last day of the Basic Term of the Schedule, in addition to the scheduled rent due on such date and all other sums due hereunder, a terminal rental adjustment amount equal to the Fixed Purchase Price percentage multiplied by the Capitalized Lessor's Cost for such Equipment (as stated in such Schedule) for such Equipment and (ii) return the Equipment to Lessor in accordance with
Section XI hereof. Thereafter, Lessor and Lessee will arrange for the commercially reasonable sale, scrap or other disposition of such Equipment. Upon the sale, scrap or other disposition of the Equipment, the net sales proceeds with respect to the Equipment sold will be paid to Lessor. Lessor shall promptly thereafter pay to Lessee the Residual Risk Amount multiplied by the Capitalized Lessor's Cost for such Equipment, less all costs, expenses and fees, including remarketing fees incurred in connection with the sale, scrap or disposition of such Equipment plus all net proceeds, if any, of such sale in excess of the Residual Risk Amount of such Equipment. All calculations under this Section XX hereof shall be made on an aggregate basis with respect of all of the Equipment described on the applicable Schedule.

           (b) Purchase. Provided that no default shall have occurred and be continuing, unless Lessee has exercised its option to terminate this Agreement pursuant to Section XVIII hereof or has exercised its option to return all the Equipment in accordance with paragraph (a) above or renew the Lease as to such Equipment in accordance with paragraph (c) below, upon the expiration of the Basic Term of this Agreement with respect to any Schedule, upon at least 30 days' written notice to Lessor, Lessee may purchase all of the Equipment described on such Equipment Schedule on an AS IS BASIS, upon the following terms and conditions: At the expiration of the Basic Term of this Agreement with respect to any such Schedule, Lessee shall pay to Lessor in cash the Fixed Purchase Price for the Equipment so purchased, determined as hereinafter provided. The Fixed Purchase Price of the Equipment shall be an amount specified in the applicable Schedule, together with all rent and other sums due on such date, plus all taxes and charges upon sale and all other reasonable expenses incurred by Lessor in connection with such sale. Upon satisfaction of the requirements specified in this Section, Lessor will sell the Equipment to Lessee on an AS IS BASIS.

           (c) Renewal. Provided that no default shall have occurred and be continuing, unless Lessee shall have exercised its option to terminate this Agreement pursuant to Section XVIII hereof or has exercised its option to either purchase or return the Equipment in accordance with paragraphs (a) or (b) above, Lessee automatically renew this Agreement with respect to all (but not less than all) Equipment on any Schedule an additional thirty six (36) month term (the "Renewal Term"), at a monthly rental amount as set forth in the applicable Schedule. At the end of the Renewal Term, provided that Lessee is not then in default hereunder, Lessee shall purchase all, but not less than all, of the Equipment on the Schedule for $1.00 cash, together with all rent and other sums due on such date, plus all taxes and charges upon transfer, and all other reasonable expenses incurred by Lessor in connection with such sale. Upon satisfaction of the conditions specified in this Subsection (c), Lessor will transfer, on an AS IS basis all of Lessor's interest in and to the Equipment. Lessor shall not be required to make, and may specifically disclaim, any representation and warranty as to the condition of the Equipment and any other matters.

       IN WITNESS WHEREOF, Lessee and Lessor have caused this Schedule to be executed by their duly authorized representatives as of the date first above written.

 LESSOR:                                        LESSEE:

 General Electric Capital Corporation           Courier Kendallville, Inc.


 By: /s/ Patrick J. Cooney                      By: /s/ Lee E. Cochrane
    -----------------------------                  -------------------------

 Name: Patrick J. Cooney                      Name:  Lee E. Cochrane
      ---------------------------                    -----------------------

 Title: Senior Risk Analyst                   Title: Asst. Treasurer
       --------------------------                    -----------------------

                                                Attest

                                                By:  /s/ Mary Gail D. McCarthy
                                                    --------------------------

                                                Name:  Mary Gail D. McCarthy
                                                     -----------------------
                                                       Asst. Secretary

                               CORPORATE GUARANTY


                                                        Date: September 23, 1998

General Electric Capital Corporation
44 Old Ridgebury Road
Danbury, CT 06810-5105

     To induce you to enter into, purchase or otherwise acquire, now or at any time hereafter, any promissory notes, security agreements, chattel mortgages, pledge agreements, conditional sale contracts, lease agreements, and/or any other documents or instruments evidencing, or relating to any lease, loan, extension of credit or other financial accommodation (collectively "Account Documents" and each an "Account Document") to Courier Kendallville, Inc., a corporation organized and existing under the laws of the State of Indiana ("Customer"), but without in my way binding you to do so, the undersigned or for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, does hereby guarantee to you, your successors and assigns, the due regular and punctual payment of any sum or sums of money which the Customer may owe to you now or at any time hereafter, whether evidenced by an Account Document, on open account or otherwise, and whether it represents principal, interest, rent, late charges, indemnities, an original balance, an accelerated balance, liquidated damages, a balance reduced by partial payment, a deficiency after sale or other disposition of any leased equipment, collateral or security, or any other type of sum of any kind whatsoever that the Customer may owe to you now or at any time hereafter, and does hereby further guarantee to you, your successors and assigns, the due, regular and punctual performance of any other duty or obligation of any kind or character whatsoever that the Customer may owe to you now or at any time hereafter (all such payment and performance obligations being collectively referred to as "Obligations"). Undersigned does hereby further guarantee to pay upon demand all losses, costs, attorneys' fees and expenses which may be suffered by you by reason of Customer's default or default of the undersigned.

     This Guaranty is a guaranty of prompt payment and performance (and not merely a guaranty of collection). Nothing herein shall require you to first seek or exhaust any remedy against the Customer, its successors and assigns, or any other person obligated with respect to the Obligations, or to first foreclose, exhaust or otherwise proceed against any leased equipment, collateral or security which may be given in connection with the Obligations. It is agreed that you may, upon any breach or default of the Customer, or at any time thereafter, make demand upon the undersigned and receive payment and performance of the Obligations, with or without notice or demand for payment or performance by the Customer, its successors or assigns, or any other person. Suit may be brought and maintained against the undersigned, at your election, without joinder of the Customer or any other person as parties thereto. The obligations of each signatory to this Guaranty shall be joint and several.

     The undersigned agrees that its obligations under this Guaranty shall be primary, absolute, continuing and unconditional, irrespective of and unaffected by any of the following actions or circumstances (regardless of any notice to or consent of the undersigned): (a) the genuineness, validity, regularity and enforceability of the Account Documents or any other document;
(b) any extension, renewal, amendment, change, waiver or other modification of the Account Documents or any other document; (c) the absence of, or delay in, any action to enforce the Account Documents, this Guaranty or any other document; (d) your failure or delay in obtaining any other guaranty of the Obligations (including, without limitation, your failure to obtain the signature or any other guarantor hereunder); (e) the release of, extension of time for payment or performance by, or any other indulgence granted to the Customer or any other person with respect to the Obligations by operation of law or otherwise; (f) the existence, value, condition, loss, subordination or release (with or without substitution) of, or failure to have title to or perfect and maintain a security interest in, or the time, place and manner of any sale or other disposition of any leased equipment, collateral or security given in connection with the Obligations, or any other impairment (whether intentional or negligent, by operation of law or otherwise) of the rights of the undersigned; (g) the Customer's voluntary or involuntary bankruptcy, assignment for the benefit of creditors, reorganization, or similar proceedings affecting the Customer or any of its assets; or (h) any other action or circumstances which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

     This Guaranty may be terminated upon deliver to you (at your address shown above) of a written termination notice from the undersigned. However, as to all Obligations (whether matured, unmatured, absolute, contingent or otherwise) incurred by the Customer prior to your receipt of such written termination notice (and regardless of any subsequent amendment, extension or other modification which may be made with respect to such Obligations), this Guaranty shall nevertheless continue and remain undischarged until all such Obligations are indefeasibly paid and performed in full.

     The undersigned agrees that this Guaranty shall remain in full force and effect or be reinstated (as the case may be) if at any time payment or performance of any of the Obligations (or any part thereof) is rescinded, reduced or must otherwise be restored or returned by you, all as though such payment or performance had not been made. If, by reason of any bankruptcy, insolvency or similar laws effecting the rights of creditors, you shall be prohibited from excising any of your rights or remedies against the Customer or any other person or against any property, then, as between you and the undersigned, such prohibition shall be of no force and effect, and you shall have the right to make demand upon, and receive payment from, the undersigned of all amounts and other sums that would be due to you upon a default with respect to the Obligations.

     Notice of acceptance of this Guaranty and of any default by the Customer or any other person is hereby waived. Presentment, protest demand, and notice of protest, demand and dishonor of any of the Obligations, and the exercise of possessory, collection or other remedies for the Obligations, are hereby waived. The undersigned warrants that it has adequate means to obtain from the Customer on a continuing basis financial data and other information regarding the Customer and is not relying upon you to provide any such data or other information. Without limiting the foregoing, notice of adverse change in the Customer's financial condition or of any other fact which might materially increase the risk of the undersigned is also waived. All settlements, compromises, accounts stated and agreed balances made in good faith between the Customer, its successors or assigns, and you shall be binding upon and shall not affect the liability of the undersigned.

     Payment of all amounts now or hereafter owed to the undersigned by the Customer or any other obligor for any of the Obligations is hereby subordinated in right of payment to the indefeasible payment in full to you of all Obligations and is hereby assigned to you as a security therefor. The undersigned hereby irrevocably and unconditionally waives and relinquishes all statutory, contractual, common law, equitable and all other claims against the Customer, any other obligor for any of the Obligations, any collateral therefor, or any other assets of the Customer or any such other obligor, for subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid or payable to you by the undersigned hereunder, and the undersigned hereby further irrevocably and unconditionally waives and relinquishes any and all other benefits which it might otherwise directly or indirectly receive or be entitled to receive by reason of any amounts paid by, or collected or due from it, the Customer or any other obligor for any of the Obligations, or realized from any of their respective assets.

     THE UNDERSIGNED HEREBY UNCONDITIONALLY WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN US RELATING TO THE SUBJECT MATTER HEREOF OR THEREOF, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN US. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY, THE OBLIGATIONS GUARANTEED HEREBY, OR ANY RELATED DOCUMENTS. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     As used in this Guaranty, the word "person" shall include any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or any government or any political subdivision thereof.

     This Guaranty is intended by the parties as a final expression of the guaranty of the undersigned and is also intended as a complete and exclusive statement of the terms thereof. No course of dealing, course of performance or trade usage, nor any paid evidence of any kind, shall be used to supplement or modify any of the terms hereof. Nor are there any conditions to the full effectiveness of this Guaranty. This Guaranty and each of its provisions may only be waived, modified, varied, released, terminated or surrendered, in whole or in part, by a duly authorized written instrument signed by you. No failure by you to exercise your rights hereunder shall give rise to any estoppel against you, or excuse the undersigned from performing hereunder. Your waiver of any right to demand performance hereunder shall not be a waiver of any subsequent or other right to demand performance hereunder.

     This Guaranty shall bind the undersigned's successors and assigns and the benefits thereof shall extend to and include your successors and assigns. In the event of default hereunder, you may at any time inspect undersigned's records, or at your option, undersigned shall furnish you with a current independent audit report.

     If any provisions of this Guaranty are in conflict with any applicable statute, rule or law, then such provisions shall be deemed null and void to the extent that they may conflict therewith, but without invalidating any other provisions hereof.

     Each signatory on behalf of a corporate guarantor warrants that he had authority to sign on behalf of such corporation and by so signing to bind said guarantor corporation hereunder.

     IN WITNESS WHEREOF, this Guaranty is executed the day and year above written.

                                            Courier Corporation

                                            By:     /s/ Lee E. Cochrane
                                                   -----------------------------
                                                     (Signature)


                                            Title:   Treasurer
                                                   -----------------------------
                                                     (Officer's Title)


ATTEST:   /s/ Mary Gail D. McCarthy
          -------------------------------
          Assistant Secretary